Exhibit 99.1

RELI Exchange Launches the Client Referral Portal into its Proprietary InsurTech Platform

LAKEWOOD, N.J., January 30, 2024 — Reliance Global Group, Inc. (Nasdaq: RELI; RELIW) (“Reliance” or the “Company”), today announced that it has added the RELI Exchange Client Referral Portal (CRP) into its proprietary InsurTech platform, RELI Exchange.

Ezra Beyman, CEO of Reliance, stated, “Since its inception, RELI Exchange has been consistently evolving to offer better functionality and provide greater benefits to our existing and prospective agency partners. We recently launched the proprietary RELI Exchange CRP, designed to help agency partners establish and strengthen connections with a range of professional service providers, including but not limited to, real estate agents, car dealerships, and mortgage brokers. These professionals frequently interact with clients in need of insurance products. Using this new feature, agency partners can easily generate a unique affiliate link for each referral partner, making the process straightforward for the referral partner’s clients to access and purchase insurance services from a specific RELI Exchange agency partner.”

“While these referral partners are not involved in quoting or selling insurance, they will have access to their own RELI Exchange CRP to monitor the status of the referral they are providing the RELI Exchange agency partner. Similarly, agency partners have the ability to view the sources of all their incoming referrals, enabling them to recognize their most successful referral sources. This system not only streamlines the referral process, but also provides agency partners new tools to increase closure rates.”

Moshe Fishman, Director of Insurtech and Operations, commented, “This new CRP feature is an example of how we are continually enhancing the value proposition of RELI Exchange for our agency partners. We have embraced technology and produced a streamlined experience across industries by connecting the home-buying or auto-purchasing process together with the required insurance solution. The initial feedback on this new addition has been very positive, and reinforces the growing industry recognition for our top-tier agency partner experience.”

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: RELI; RELIW) is an InsurTech pioneer, leveraging artificial intelligence (AI), and cloud-based technologies, to transform and improve efficiencies in the insurance agency/brokerage industry. The Company’s business-to-business InsurTech platform, RELI Exchange, provides independent insurance agencies an entire suite of business development tools, enabling them to effectively compete with large-scale national insurance agencies, whilst reducing back-office cost and burden. The Company’s business-to-consumer platform, 5minuteinsure.com, utilizes AI and data mining, to provide competitive online insurance quotes within minutes to everyday consumers seeking to purchase auto, home, and life insurance. In addition, the Company operates its own portfolio of select retail “brick and mortar” insurance agencies which are leaders and pioneers in their respective regions throughout the United States, offering a wide variety of insurance products. Further information about the Company can be found at https://www.relianceglobalgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as the same may be updated from time to time. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: RELI@crescendo-ir.com